Exhibit 23.3

RP® FINANCIAL, LC.
Advisory | Planning | Valuation

May 30, 2012

Boards of Directors
Malvern Federal Mutual Holding Company

Malvern Federal Bancorp, Inc.
Malvern Federal Savings Bank
42 East Lancaster Avenue
Paoli, Pennsylvania 19301

Members of the Boards of Directors:

We hereby consent to the use of our firm’s name in the Form AC Application for Conversion and Application H-(e)1-s and any amendments thereto to be filed with the Board of Governors of the Federal Reserve System, and in the Registration Statement on Form S-1 and any amendments thereto to be filed with the Securities and Exchange Commission. We also hereby consent to the inclusion of, summary of and references to our Valuation Appraisal Report and any Valuation Appraisal Report Updates in such filings including the prospectus of Malvern Bancorp, Inc. and to the reference to our firm under the heading “Experts” in the prospectus.

Sincerely,
RP® FINANCIAL, LC.

Washington Headquarters
Three Ballston Plaza	Telephone: (703) 528-1700
1100 North Glebe Road, Suite 600	Fax No.: (703) 528-1788
Arlington, VA 22201	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com